UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2017

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 6, 2017, Mr. Douglas S. Ingram, a director of Endo International plc (the “Company”), notified the Company of his decision to resign from the Company’s Board of Directors (the “Board”) effective immediately due to his recent appointment as president and chief executive officer of another company. There are no disagreements between Mr. Ingram and the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices.
On November 8, 2017, the Company appointed Dr. Sharad S. Mansukani as a member of the Board to replace Mr. Ingram effective as of November 8, 2017. Dr. Mansukani will be a member of the Board’s Compensation Committee and its Operations Committee.
Dr. Mansukani will be compensated pursuant to the Company’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in June of each year for services from January 1st through December 31st: (1) an annual cash retainer of $75,000 and (2) share-based awards valued at $275,000, consisting of ordinary shares.
In connection with his appointment, Dr. Mansukani will receive, on November 8, 2017: (1) a prorated portion of the annual Board of Directors cash retainer fee in the amount of approximately $11,096 and (2) a prorated portion of the annual share-based award equal in value to approximately $40,685, in each case for services through December 31, 2017.
There are no arrangements or understandings pursuant to which Dr. Mansukani was selected as a director of the Company. Dr. Mansukani does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
Dr. Sharad S. Mansukani, M.D., CPE, CMCE, 48, currently serves as a senior advisor of TPG Capital LP and on the board of directors of Kindred Healthcare Inc. From 2012 to 2015, Dr. Mansukani served as a strategic advisor to the board of directors of Cigna Corp. Prior to his position at Cigna Corp., Dr. Mansukani was appointed to Medicare’s Program Advisory and Oversight Committee by the Secretary of the Department of Health and Human Services from 2009 to 2012. Dr. Mansukani also served as a senior advisor to the Administrator of the Centers for Medicare and Medicaid Services (“CMS”) from 2003 to 2005, where he advised on design and implementation of the Medicare prescription drug benefit, also known as Medicare Part D. Prior to CMS, Dr. Mansukani was a senior vice president and chief medical officer at Health Partners from 1999 to 2003. Previously, Dr. Mansukani served as the vice chairman of the board of directors of Health Spring Inc. from 2007 to 2012 and as chairman of the board of directors of Envision Rx Options from 2013 to 2016. Dr. Mansukani also served on the board of directors of Surgical Care Affiliates, Inc. from 2007 to 2017, IASIS Healthcare Corporation from 2005 to 2017, IMS Health Holdings, Inc. from 2009 to 2016 and Par Pharmaceutical Holdings, Inc. from 2012 to 2015, prior to the Company’s acquisition of Par Pharmaceutical Holdings, Inc. in 2015. Dr. Mansukani currently serves on the board of directors of the Children’s Hospital of Philadelphia and serves on the editorial boards of the American Journal of Medical Quality, Managed Care, Biotechnology Healthcare and American Health & Drug Benefits. Dr. Mansukani completed the honors six-year B.A.-M.D. program at Lehigh University and Medical College of Pennsylvania, where he received his B.A. from Lehigh University in 1991 and his M.D. from Medical College of Pennsylvania in 1993. He completed a residency and fellowship in Ophthalmology at the University of Pennsylvania School of Medicine in 1998 and a fellowship in quality management and managed care at the Wharton School of Business in 1999. Dr. Mansukani is qualified to serve on the Board of the Company based on his extensive knowledge of the pharmaceutical industry and service as a board member of publicly traded and private companies in the industry and based on his in-depth knowledge and understanding of the complex U.S. healthcare system.
On November 8, 2017, the Company issued a press release announcing the resignation of Mr. Ingram and the appointment of Dr. Mansukani. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1
Press Release of Endo International plc dated as of November 8, 2017, announcing the appointment of Dr. Sharad S. Mansukani to the Board of Directors of Endo International plc and the resignation of Mr. Douglas S. Ingram

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: November 8, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
99.1
Press Release of Endo International plc dated as of November 8, 2017, announcing the appointment of Dr. Sharad S. Mansukani to the Board of Directors of Endo International plc and the resignation of Mr. Douglas S. Ingram